UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

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CAPITAL PROPERTIES, INC.
 (Exact name of registrant as specified in its charter)

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Rhode Island
(State or other jurisdiction of incorporation)

001-08499	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

100 Dexter Road, East Providence, Rhode Island 02914
(Address of principal executive offices)

(401) 435-7171
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2.03.Creation of a Direct Financial Obligation

(a)
Bank Rhode Island Borrowing. On December 20, 2012, Capital Properties, Inc. (the “Company”) borrowed from Bank Rhode Island $5,725,000, $2,700,000 of which represents refinancing of the balance of the existing debt to Bank Rhode Island borrowed in 2010 and appoximately $3,025,000 of which will be used in part to pay an extraordinary dividend of $2.25 per share to shareholders of record on December 17, 2012 as reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2012.  The Bank Rhode Island loan is secured by a first mortgage on Company-owned real property known as Parcels 3S and 5 in the Capital Center District of Providence, Rhode Island.  The loan has a ten-year term and will be amortized monthly on a twenty year basis.  The loan bears interest at 3.34% for the first five years and thereafter will bear interest on either a floating basis at LIBOR plus 215 basis points with a floor of 3.25% or on fixed rate basis of 225 basis points over the five year Federal Home Loan Bank of Boston Classic Advance Rate.  The Amended and Restated Loan Agreement (the "Loan Agreement") requires the Company to maintain a debt service coverage ratio of 1.2 to 1 with respect to the two mortgaged properties and to maintain unencumbered liquid net assets of $1,000,000.  The Loan Agreement and related loan documents contain other customary covenants, terms and conditions.  The description of the Bank Rhode Island loan herein does not purport to be complete and is qualified in its entirety by reference to the Bank Rhode Island loan agreement attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 2.03.

(b)
Dividend Notes. On December 27, 2012 in connection with the payment of the dividend as reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2012, the Company issued $11,786,771 of principal face amount of 5% Dividend Notes, due December 26, 2022 (the “Notes”). The Notes are unsecured general obligations of the Company bearing interest at the rate of 5% per annum, payable semi-annually on June 15 and December 15 to note holders of record on June 1 and December 1. The Notes may be redeemed at par in whole or in part at any time and from time to time at the option of the Company. The Notes are subject to mandatory redemption in an amount equal to the Net Proceeds from sale of any real property owned by the Company or any of its subsidiaries. Net Proceeds means the gross cash received by the Company from any such sale reduced by the sum of (a) costs relating to the sale, (b) federal and state taxes incurred as a result of the sale and (c) the amount used by the Company to pay in whole or in part financial institution debt secured by a mortgage of the Company’s real property regardless of whether such mortgage encumbered the property sold. The Company has obligated itself not go grant any mortgages on any of its property located in the Capital Center District in Providence, Rhode Island, other than Parcels 3S and 5, and to cause its subsidiaries not to grant any such mortgages, in each case without the prior written consent of the holders of two-thirds of the outstanding principal face amount of the Notes. The description of the Notes does not purport to be complete and is qualified in its entirety by reference to the Notes, a specimen of which is attached here as Exhibit 10.2 and is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits

10.1  Loan Agreement between Registrant and Bank Rhode Island, dated December 20, 2012.

10.2  Specimen of the 5% Dividend Notes of the Company due December 26, 2022.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

Date: December 27, 2012	By:	/s/ Barbara J. Dreyer
Barbara J. Dreyer
Treasurer